Exhibit 10.46

Execution Version

FIRST AMENDMENT

TO ABL CREDIT AGREEMENT

This FIRST AMENDMENT TO ABL CREDIT AGREEMENT (this “Amendment”) is dated as of February 4, 2014 and is entered into by and among Affinia Group Intermediate Holdings Inc., a Delaware corporation (“Holdings”), Affinia Group Inc., a Delaware corporation (the “Company”), each other Wholly-Owned Domestic Subsidiary of the Company set forth on the signature pages hereto as a Borrower (together with the Company, collectively, the “Borrowers”), the financial institutions party hereto (the “Lenders”), and Bank of America, N.A., as a Lender and as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

A. The Borrowers, Holdings, the Lenders and the Administrative Agent have entered into that certain ABL Credit Agreement, dated as of April 25, 2013 (as the same has been amended and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Administrative Agent and the Lenders have made and may hereafter make certain loans, advances and other financial accommodations to the Borrowers. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

B. The Company and Holdings have requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein and, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and the Required Lenders agree to such request.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as set forth below:

1.1 Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The following definition is added to Section 1.01 of the Credit Agreement, to be inserted in its appropriate alphabetical order:

(i) ““Chassis Business” means the Company’s and its Subsidiaries’ steering, suspension and driveline component design, manufacturing, assembly, sale and distribution business.”

(b) The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(i) ““Dana Seller Note” means the note issued by Parent to Dana Corporation as part of the financing in connection with the acquisition of substantially all of the aftermarket business operations of Dana Corporation.”

(ii) ““Dominion Threshold” means the greater of (a) 12.5% of the Borrowing Base then in effect and (b) $12,500,000.”

(iii) ““Payment Conditions” means that each of the following conditions are satisfied both at the time of each action or proposed action and immediately after giving effect thereto: (i) no Default shall have occurred and be continuing or would result therefrom, (ii) (A) Excess Availability (on the date of such action or proposed action) and Average Aggregate Availability (for the 30-day period ending on the date of such action or proposed action), in each case, calculated on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such measurement period, shall exceed the greater of (x) $16,500,000 and (y) 15.0% of the Borrowing Base as then in effect, and (B) if Excess Availability (on the date of such action or proposed action) and Average Aggregate Availability (for the 30-day period ending on the date of such action or proposed action), in each case, calculated on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such measurement period, does not exceed the greater of (x) $22,000,000 and (y) 20% of the Borrowing Base as then in effect, then Holdings shall also have a Consolidated Fixed Charge Coverage Ratio of not less than 1.00:1.00 for the Test Period ending as of the last day of the immediately preceding calendar month, as calculated on a Pro Forma Basis, and in each case, as if such action or proposed action had occurred on the first day of such Test Period, (iii) in the case of any such action, acquisition, sale of assets, transaction, payment, distribution or Restricted Payment the permissibility of which hereunder is conditioned on the satisfaction of the Payment Conditions, such action, acquisition, sale of assets, transaction, payment, distribution or Restricted Payment would be permitted under the Term Loan Documents and the Senior Unsecured Notes Documents and (iv) not less than five (5) Business Days prior to any such (or any such proposed) action, acquisition, sale of assets, transaction, payment, distribution or Restricted Payment, the permissibility of which is conditioned on the satisfaction of the Payment Conditions, Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Holdings certifying as to compliance with preceding clauses (i) through (iii) and demonstrating (in reasonable detail) the calculations required by preceding clauses (ii)(A) or (ii)(B), as the case may be, which certificate shall be deemed recertified to the Administrative Agent by an Authorized Officer of Holdings on and as of the date of the proposed action.””

(iv) ““Trigger Period” means the period (a) commencing on the day that either an Event of Default occurs or Excess Availability is less than the greater of (i) 10.0% of the Borrowing Base in effect at such time and (ii) $10,000,000 (the “Threshold Amount”) at any time; and (b) continuing thereafter until no Event of Default has existed and Excess Availability has been greater than the applicable Threshold Amount at all times, in each case, for 30 consecutive days.”

(c) Clause (4) of the definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety to read as follows:

“(4) without duplication of any amounts included in clause (b)(3) above, the aggregate amount of all cash Restricted Payments paid or made by Holdings for such period (other than (x) the Transactions and (y) any Restricted Payment made pursuant to Section 9.08(a)(xiii)) plus”

1.2 Section 8.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each of Holdings and the Company will, and will cause each Subsidiary to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Company will, and will cause each Subsidiary to, permit employees and designated representatives of the Administrative Agent and any Lender, in each case, at the Loan Parties’ expense at reasonable times and (except during the continuance of an Event of Default) upon reasonable notice, to conduct appraisals of Inventory and field exams, in each case, (w) up to one (1) time in any twelve month period, (x) up to two (2) times in any twelve month period if Excess Availability (on the date of the proposed Inventory appraisal and field exam) and Average Aggregate Availability (for the 30-day period ending on the date of such proposed Inventory appraisal or field exam) does not exceed the greater of (i) $25,000,000 and (ii) 20% of the Borrowing Base as then in effect, (y) up to three (3) times in any such twelve month period at any time after Excess Availability has fallen below the Dominion Threshold for a period of five (5) consecutive days and (z) notwithstanding the foregoing limits, more frequently as the Administrative Agent reasonably deems appropriate during the existence of an Event of Default (it being acknowledged that a single field exam, appraisal or inspection may entail visits to multiple locations of books, records and assets of the Loan Parties). In connection with any such appraisal or field exam, such employees and designated representatives of the Administrative Agent and/or the Lenders shall be permitted (i) to visit and inspect, in consultation with officers of Holdings, the Company or such Subsidiary (other than during an Event of Default, in which case, no such consultation shall be required) any properties of Holdings, the Company or such Subsidiary, (ii) to examine the books of account of Holdings, the Company or such Subsidiary and discuss the affairs, finances and accounts of Holdings, the Company or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (provided that an officer of Holdings, the Company and its Subsidiaries may attend such discussions with such accountants) and (iii) to verify Eligible Accounts and/or Eligible Inventory (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract). Neither the Administrative Agent nor any Lender shall have any duty to any of Holdings, the Company or any Subsidiary to make any inspection, nor to share any results of any inspection, appraisal or report with any of Holdings, the Company or any Subsidiary. Each of Holdings, the Company and its Subsidiaries acknowledge that all inspections, appraisals and reports are prepared by the Administrative Agent and the Lenders for their purposes, and neither Holdings nor any of its subsidiaries shall be entitled to rely upon them.”

1.3 Clause (x) of the proviso to Section 9.04(r) of the Credit Agreement is hereby amended by replacing the words “18-month anniversary” with the words “24-month anniversary”

1.4 Section 9.04 of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (u) thereof, (y) replacing the period at the end of clause (v) thereof with a semicolon and inserting the word “and” immediately thereafter and (z) inserting a new clause (w) to read as follows:

“(w) loans and advances to Holdings (and by Holdings to its parent) in an aggregate amount not to exceed $85,000,000 less any amounts declared and paid as a Restricted Payment pursuant to Section 9.08(a)(xiii); provided that such loans or advances are used by Parent to repay outstanding amounts under the Dana Seller Note.”

1.5 Section 9.05 of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (l) thereof, (y) inserting the word “and” at the end of clause (m) thereof and (z) inserting a new clause (n) to read as follows:

“(n) the sale in one or more transactions of the Chassis Business; provided that concurrently with such sale (i) the Company prepays Term Loans in an aggregate amount of $75,000,000, which prepayment shall be allocated ratably between the Tranche B-1 Term Loans and the Tranche B-2 Term Loans (in each case, as defined in the Term Loan Agreement) and (ii) the Company delivers to the Administrative Agent a completed and executed Borrowing Base Certificate prepared giving effect to the sale of the Chassis Business as of the last Business Day of the most recent month for which a Borrowing Base Certificate has been delivered;”

1.6 Clause (x) of the proviso to Section 9.08(a)(iii) of the Credit Agreement is hereby amended by replacing the words “18-month anniversary” with the words “24-month anniversary”.

1.7 Section 9.08(a) of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (xi) thereof, (y) replacing the period at the end of clause (xii) thereof with a semicolon and inserting the word “and” immediately thereafter and (z) inserting a new clause (xiii) to read as follows:

“(xiii) the Company may declare and pay to Holdings, and Holdings may declare and pay to its parent, dividends in an aggregate amount not to exceed $85,000,000 less any amounts used to make loans or advances pursuant to Section 9.04(w); provided such dividends are used by Parent to repay outstanding amounts under the Dana Seller Note.”

SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on and as of the date when each of the following conditions precedent shall have been satisfied in a manner satisfactory to Administrative Agent (the first date upon which all such conditions have been satisfied being herein called the “First Amendment Effective Date”):

2.1 The representations and warranties of each Loan Party made or deemed to be made in this Amendment shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

2.2 At the time of and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing or would result from this Amendment.

2.3 The Administrative Agent shall have received (w) fully executed counterparts of this Amendment from each of Holdings, the Borrowers and the Required Lenders and (y) a completed and executed Borrowing Base Certificate prepared giving pro forma effect to the sale of the Chassis Business as of November 30, 2013.

2.4 The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the chief financial officer, principal accounting officer, treasurer, controller or any vice president of Company, confirming compliance with the conditions set forth in Sections 2.1 and 2.2.

2.5 The Company shall have paid to the Administrative Agent, for the account of each Lender that timely delivers a signature page to this Amendment, in immediately available funds, a fee (the “Amendment Fee”) equal to 7.5 basis points (0.075%) of the amount of the Revolving Loan Commitment held by such Lender on the First Amendment Effective Date.

SECTION 3. REPRESENTATIONS.

3.1 Each of Holdings and the Borrowers hereby represents and warrants to the Administrative Agent and each Lender on the First Amendment Effective Date that:

(a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty was true and correct in all material respects (or in all respects, as applicable) as of such earlier date;

(b) at the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing or would result from this Amendment; and

(c) the execution, delivery and performance by Holdings and the Borrowers of this Amendment have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Amendment has been duly executed and delivered by each of Holdings and the

Borrowers and constitutes a legal, valid and binding obligation of Holdings or the Borrowers, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. GENERAL PROVISIONS.

4.1 No Changes. Except as expressly provided in this Amendment, the terms and provisions of the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. This Amendment shall not be deemed to constitute a waiver or release of any Default or Event of Default or any remedies or rights of Administrative Agent or the Lenders with respect thereto, all of which are hereby reserved.

4.2 Ratification. The Loan Parties hereby ratify, confirm and affirm without condition, all Liens and security interests granted to the Collateral Agent pursuant to the Credit Agreement and the other Loan Documents and such Liens and security interests shall continue to secure the Obligations under the Credit Agreement, as amended hereby.

4.3 Attorney’s Fees and Costs. In addition to the Amendment Fee, each of the Loan Parties hereby jointly and severally agrees to reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees, charges and disbursements of a single counsel and (if reasonably deemed necessary by the Administrative Agent) of any local counsel for the Administrative Agent in connection therewith) incurred in the preparation and documentation of this Amendment, subject to Section 12.03(a) of the Credit Agreement.

4.4 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each of Holdings and the Borrowers irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender or any Related Party of any of the foregoing in any way relating to this Amendment or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action, litigation or proceeding relating to this Amendment or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each of Holdings and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 4.4. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 12.01 of the Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

4.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be delivered by facsimile or electronic mail and each signature page hereto delivered by facsimile or electronic mail shall be deemed for all purposes to be an original signature page.

4.6 Further Assurances. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Administrative Agent or any of the Lenders to effectuate fully the intent of this Amendment.

4.7 Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

4.8 References. On or after the First Amendment Effective Date, each reference in the Credit Agreement to this “Agreement” or words of like import, and each reference in any Loan Document or any other agreement to the Credit Agreement shall, in each case, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby. This Amendment, on and after the First Amendment Effective Date, shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

4.9 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.10 Successors and Assigns. This Amendment shall inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders, and their respective successors and assigns, and be binding upon the Loan Parties, the Administrative Agent and the Lenders, and their respective successors and assigns.

4.11 No Novation. This Amendment shall not extinguish the Loans or other Obligations outstanding under the Credit Agreement and/or any of the other Loan Documents as in effect prior to the effectiveness of this Amendment. Nothing herein contained shall be construed as a substitution, novation or repayment of the Loans or other Obligations outstanding under the Credit Agreement and/or any of the other Loan Documents as in effect prior to the effectiveness of this Amendment, all of which shall remain outstanding in full force and effect after the effectiveness of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

Holdings:

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Senior Vice President and Chief Financial Officer

Borrowers:

AFFINIA GROUP INC.

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Senior Vice President and Chief Financial Officer

AFFINIA INTERNATIONAL HOLDINGS CORP.

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Vice President and Treasurer

AFFINIA CANADA GP CORP.

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Vice President and Treasurer

AFFINIA PRODUCTS CORP LLC

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Vice President and Treasurer

AUTOMOTIVE BRAKE COMPANY INC.

	By:	/s/ Steven P. Klueg
		Name:	Steven P. Klueg
		Title:	Vice President and Treasurer

[Signature Page to Affinia ABL First Amendment]

WIX FILTRATION CORP LLC

By:	/s/ Steven P. Klueg
Name: Steven P. Klueg
Title: Vice President and Treasurer

AFFINIA INTERNATIONAL INC.

By:	/s/ Steven P. Klueg
Name: Steven P. Klueg
Title: Vice President and Treasurer

[Signature Page to Affinia ABL First Amendment]

Administrative Agent and Lenders:	BANK OF AMERICA, N.A., individually as a Lender and as Administrative Agent

	By:	/s/ Steven M. Siravo
Name: Steven M. Siravo
Title: Senior Vice President

[Signature Page to Affinia ABL First Amendment]

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Matt Harbour
Name: Matt Harbour
Title: Senior Vice President

[Signature Page to Affinia ABL First Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Vice President

[Signature Page to Affinia ABL First Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[Signature Page to Affinia ABL First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Patton
Name: William Patton Title: AVP

[Signature Page to Affinia ABL First Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

By:	/s Michael Getz
Name: Michael Getz Title: Vice President

[Signature Page to Affinia ABL First Amendment]